Exhibit 1.01





                          HAYNES INTERNATIONAL, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT

July __, 1996


PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      Incorporated
  As Representatives of the
  several Underwriters
c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York 10019

Dear Sirs:

     Haynes International, Inc., a Delaware corporation (including its successors, the "Company"), and the persons named in Schedule I (the "Selling Stockholders") propose to sell an aggregate of 2,438,446 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which 2,300,000 shares are to be issued and sold by the Company and 138,446 shares are to be sold by the Selling Stockholders in the respective amounts set forth opposite their respective names in Schedule I, in each case to you and to the other underwriters named in Schedule II (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 345,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares." Approximately 30 days after the Closing Date (as defined below), Haynes Corp., a Delaware corporation whose capital stock is wholly owned by the Company (including its successors, "Haynes Corp."), will be merged with and into the Company (the "Merger").

     The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company, Haynes Corp., the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written


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instrument substantially in the form of Exhibit A hereto (the "Price
Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, Haynes Corp., the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

     Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit B (collectively, the "Agreement and Power of Attorney") pursuant to which each Selling Stockholder has placed his Firm Shares in custody and appointed the persons designated therein as a committee (the "Committee") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

     Concurrently with the offering of the Firm Shares, pursuant to the certain Purchase Agreement dated as of the date hereof between Haynes Corp., the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated, as the underwriters referred to therein, relating to the sale of debt securities of Haynes Corp. (the "Debt Purchase Agreement"), Haynes Corp. proposes to offer $100,000,000 in aggregate principal amount of __% Senior Notes due 2004 to the public (the "Debt Offering"). Consummation of the offering contemplated by this Agreement and the Debt Offering are conditioned upon each other and the Offering contemplated by this Agreement is also conditioned upon certain conditions to the obligations of the Underwriters set forth in Section 6 hereof.

     The Company, Haynes Corp. and the Selling Stockholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

     1. Agreement to Sell and Purchase.

          (a) On the basis of the respective representations, warranties and agreements of the Company, Haynes Corp. and the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, (i) the Company and each of the Selling Stockholders, severally and not jointly, agree to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders, at the purchase price per share for the Firm Shares to be agreed upon by the Representatives, the Company and the Selling Stockholders in accordance with Section 1(c) hereof (which purchase price shall not be higher than the maximum price recommended by PaineWebber Incorporated acting as "qualified independent underwriter" within the meaning of Rule 2720 (formerly Schedule E) to the By-Laws of the National Association of Securities Dealers, Inc.) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II,


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

plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof. Schedule II may be attached to the Price Determination Agreement.

          (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, the Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A of the rules and regulations of the Securities and Exchange Commission (the "Commission"), on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

          (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 7 shall remain in effect.

     2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer or federal reserve funds check(s) in immediately available funds to the order of each of the Company and the Committee at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Such payment shall be made at 10:00 a.m., New York City time, on the third (or fourth, if the pricing shall occur after 4:30 p.m.) business day following the date of the execution of the Price Determination Agreement or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices


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specified above for the Closing Date at the time and date (which may be the
Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The cost of tax stamps, if any, in connection with the sale of the Firm Shares by the Selling Stockholders shall be borne by the Selling Stockholders. The Company and each of the Selling Stockholders, severally and not jointly, will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay by it in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable by it in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

     3. Representations and Warranties of the Company and Haynes Corp. Each of the Company and Haynes Corp. represents, warrants and covenants to each Underwriter that:

          (a) A registration statement (Registration No.333-5203) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations (as defined herein) included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the


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Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

          (b) On the Effective Date and the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), and at all times subsequent thereto to and including the Closing Date and, if later, the Option Closing Date, and on the date when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and will contain all material statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the information contained in the Prospectus in the third and last paragraphs under the caption "Underwriting" constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. Neither the Company nor Haynes Corp. has distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (c) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement. Each of the Company and Haynes Corp. and each of their subsidiaries (the "Subsidiaries") other than CabVal, a New York general partnership ("CabVal") is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. CabVal is validly existing as a general partnership under the laws of the state of New York. Each of the Company and Haynes Corp. and each of the Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to


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

conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and Haynes Corp. and each of the Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing to conduct business in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) of the Company and the Subsidiaries considered as a singe enterprise. All of the outstanding shares of capital stock of the Subsidiaries other than CabVal have been duly authorized and validly issued, and are fully paid and non-assessable and, except for qualifying shares, if any, are owned by the Company, directly or through subsidiaries, free and clear of all liens, encumbrances and claims whatsoever, except for pledges to secure the Existing Indebtedness (as defined in the Prospectus). Except for the stock of the Subsidiaries and a partnership interest in CabVal and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

          (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

          (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly in all material respects the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial information included in the Registration Statement or the Prospectus (i) presents fairly in all material respects the information shown therein, (ii) has been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) has been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the


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

Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

          (f) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to cash and cash equivalents is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or Haynes Corp. (other than resulting from ordinary course increases or decreases in the amount of the New Credit Facility (as defined in the Prospectus) or from the reverse stock split described in the preliminary prospectus), or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and
(iii) the Company and Haynes Corp. have not and will not have paid or declared any dividends or other distributions of any kind on any class of their capital stock, except for payments with respect to fractional shares.

          (h) Neither the Company nor Haynes Corp. is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or


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foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries, considered as a single enterprise.

          (j) The Company and each of its Subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations that are material to the conduct of its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, including without limitation any contract or other agreement relating to the Existing Indebtedness (as defined in the Prospectus) and New Credit Facility (as defined below), except in each case where such non-performance or default would not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, considered as a single enterprise. To the best knowledge of the Company and each of its Subsidiaries, no other party under any material contract or other agreement to which it is a party is in default in any material respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws.

          (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement, the Debt Purchase Agreement or the Indenture (as defined in the Prospectus) by the Company or Haynes Corp., as the case may be, or in connection with the taking by the Company or Haynes Corp. of any action contemplated hereby or thereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

          (l) Each of the Company and Haynes Corp. has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Haynes Corp. and constitutes a valid and binding agreement of each of the Company and Haynes Corp. and is enforceable against each of the Company and Haynes Corp. in accordance with the terms hereof, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The performance of this Agreement, the Debt Purchase Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby and


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the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any material contract or other material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, including without limitation any contract or other agreement relating to the Existing Indebtedness and the New Credit Facility, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

          (m) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for encumbrances securing the obligations of Haynes Corp. under the Existing Senior Notes and the Existing Credit Facility and except such as are described in the Prospectus or are not material to the business of the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

          (n) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (o) No statement, representation, warranty or covenant made by the Company or Haynes Corp. in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (p) None of the Company, Haynes Corp. or any of their directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which


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

might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company or Haynes Corp. to facilitate the sale or resale of the Shares.

          (q) No holder of securities of the Company or Haynes Corp. has rights to the registration of any securities of the Company or Haynes Corp. because of the filing of the Registration Statement that have not been exercised or that have not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

          (r) The Shares are duly authorized for quotation by and upon the Nasdaq National Market System upon official notice of issuance.

          (s) The Company has entered into a labor contract with the United Steelworkers of America (the "USWA") that expires on June 11, 1999, which contract replaces the contract with the USWA that expired on June 11, 1996. Neither the Company nor Haynes Corp. is a party to any other collective bargaining agreement. Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company and Haynes Corp., is any such dispute threatened.

          (t) Except as disclosed in the Registration Statement, Haynes and its subsidiaries own or possess, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither Haynes nor any of its subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Issuer or any of its subsidiaries therein.

          (u) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and Haynes Corp., any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

          (v) The Company has complied, and until the completion of the distribution of the Shares, will comply with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

          (w) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the


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protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its Subsidiaries, taken as a whole, and except as described in the Registration Statement or Prospectus. There are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole, except as described in the Registration Statement or Prospectus.

          (x) Concurrently herewith, the Company has entered into a definitive agreement with Congress Financial Corporation, as agent for itself and for CoreStates Bank, N.A. (the "Lenders") whereby the Lenders will provide the Company with a credit facility in the maximum amount of $50.0 million (the "New Credit Facility").

     4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

          (a) Such Selling Stockholder has full power and authority to enter into this Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholders in accordance with the terms thereof and hereof, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (b) Such Selling Stockholder (except Paul F. Troiano) now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to this Agreement and the Agreement and Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon the delivery of and payment for such Shares hereunder, such

Selling Stockholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

          (c) Paul F. Troiano holds good title to an option to purchase the shares of Common Stock to be sold for his account in the Offering, and at the time of delivery thereof hereunder Mr. Troiano will have, (i) good and marketable title to the Shares to be sold by him hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to this Agreement and the Agreement and Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by him herein. Upon the delivery of and payment for such Shares hereunder, he will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

          (d) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

          (e) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, if such Selling Stockholder is a corporation or partnership, the organizational documents of such Selling Stockholder, or, as to all such Selling Stockholders, any material contract or other agreement to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its property is bound or affected, or, to such Selling Stockholder's knowledge, under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

          (f) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated herein and in the Agreement and Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Stockholder.

          (g) All information with respect to such Selling Stockholder contained in the Registration Statement and the Prospectus is true and correct.

          (h) Other than as permitted by the Act and the Rules and Regulations, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Stockholder has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company or Haynes Corp. to facilitate the sale or resale of the Shares.

          (i) Certificates in negotiable form for the Firm Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Firm Shares under this Agreement, under the Agreement and Power of Attorney which appoints National City Bank as custodian (the "Custodian") for each Selling Stockholder. Such Selling Stockholder agrees that the Shares represented by the certificates held in custody for him or it under the Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Committee, the Underwriters, each other Selling Stockholder and the Company, that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Committee by such Selling Stockholder are irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.

     5. Agreements of the Company, Haynes Corp. and the Selling Stockholders. The Company or Haynes Corp., as the case may be (other than as to Section 5 (o), (p), (q) and (r)), and the Selling Stockholders (but only as to Sections 5(i),
(j), (o), (p), (q), and (r)) agree, severally and not jointly, with the several Underwriters as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

          (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, Haynes Corp., the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use reasonable efforts to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

          (c) The Company will furnish to the Representatives, without charge, three copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

          (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

          (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request;

provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of three years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements, any Underwriters' Questionnaire and the Agreement and Power of Attorney, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the quotation of the Shares by and upon the Nasdaq National Market System, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and counsel to the Selling Stockholders, (9) the transfer agent for the Shares and (10) the Accountants.

          (j) If this Agreement shall be terminated by the Company or the Selling Stockholders pursuant to any of the provisions hereof (otherwise than pursuant to Section 9) or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations hereunder and as a result the Offering does not close, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

          (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act. The net proceeds from the offering to be used for refinancing the Existing Indebtedness (as defined in the Prospectus) shall be set aside and held in an escrow account until any redemption payments or repayment payments in connection with such refinancing are made.

           (m) During the period of 180 days commencing at the Closing Date, the Company will not, without the prior written consent of the Representatives, grant options to purchase shares of Common Stock with an exercise price less than the initial public offering price.

           (n) The Company will not, and will use its best efforts to cause each of its executive officers, directors and each beneficial owner of more than 5% of the outstanding shares of Common Stock (as of the date hereof) to enter into agreements with the Representatives in the form set forth in Exhibit C to the effect that they will not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than shares acquired pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements).

           (o) Other than shares of Common Stock sold in the Offering, the Selling Stockholders will not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any shares of Common Stock, other than pursuant to bona fide gifts to persons who agree in writing with the Representatives to be bound by the provisions of this Section 5(o).

            [(p) The Selling Stockholders will not, without the prior written consent of the Representatives, make any bid for or purchase any shares of Common Stock during the 120-day period following the date hereof.]

          (q) As soon as any Selling Stockholder is advised thereof, such Selling Stockholder will advise the Representatives and confirm such advice in writing, (1) of receipt by such Selling Stockholder, or by any representative of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Stockholders in connection with the transactions contemplated by this Agreement and (2) of the happening of any event during the period from and after the Effective Date that in the judgment of such Selling Stockholder makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (r) Each Selling Stockholder will deliver to the Representatives prior to or on the Effective Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (s) Each of the Company and Haynes Corp. will use its best efforts to cause the transactions described in the Prospectus under the heading "The Recapitalization" to be consummated on or prior to the Closing Date, except with respect to the Merger and the refinancing of the indebtedness of the Company and Haynes Corp., which transactions each of the Company and Haynes Corp. will use its best efforts to consummate as soon as practicable thereafter but in no event later than 35 days after the Closing Date.

     6. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the Company's knowledge, threatened or contemplated by the Commission or the authorities of any such jurisdiction,
(iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i),
(ii) and (iii) hereof.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the sole judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

          (e) Each of the representations and warranties of each of the Company and Haynes Corp. and the Selling Stockholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of each of the Company and Haynes Corp. and the Selling Stockholders and all conditions herein contained to be fulfilled or complied with by each of the Company and Haynes Corp. and the Selling Stockholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

          (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Ice Miller Donadio & Ryan, counsel to the Company, to the effect set forth in Exhibit D and from Ice Miller

Donadio & Ryan, counsel to the Selling Stockholders who are natural persons, to the effect set forth in Exhibit E.

          (g) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Davis Polk & Wardwell, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

          (h) On the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

          (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives accurate certificates, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company and Haynes Corp., in form and substance satisfactory to the Representatives, to the effect that:

          (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not misleading in any material respect.

          (ii) Each of the representations and warranties of the Company and Haynes Corp. contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

          (iii) Each of the covenants required herein to be performed by the Company and Haynes Corp. on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company and Haynes Corp. on or prior to the delivery of such certificate has been duly, timely and fully complied with.

          (j) At the Closing Date, there shall have been furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by the Committee on behalf of each of the Selling Stockholders, in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of each of the Selling Stockholders contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Stockholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

          (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(n).

          (l) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

          (m) Prior to the Closing Date, the Shares shall have been duly authorized for quotation on the Nasdaq National Market System upon official notice of issuance, and the National Association of Securities Dealers, Inc. shall have approved in writing the Underwriters' participation in the distribution of the Shares and such approval shall not have been withdrawn or limited.

          (n) Each of the Company, Haynes Corp. and the Selling Stockholders shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness in all material respects at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy in all material respects at the Closing Date and, with respect to the Company and Haynes Corp., the Option Closing Date of the representations and warranties of the Company, Haynes Corp. and the Selling Stockholders herein, as to the performance by the Company, Haynes Corp. and the Selling Stockholders of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

          (o) Haynes Corp. shall have closed the Debt Offering in accordance with the Debt Purchase Agreement simultaneously with or prior to the closing of this Offering.

          (p) Haynes Corp. shall have entered into the New Credit Facility on substantially the terms described in the Prospectus.

          (q) Haynes Corp. shall have prepared notices for the redemption of its 11 1/4% Senior Secured Notes Due 1998 and its 13 1/2% Senior Subordinated Notes Due 1999, which notices shall be sent or mailed to the holders of such notes no later than two business days following the Closing Date.

     7. Indemnification.

          (a) Each of the Company and Haynes Corp., jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that each of the Company and Haynes Corp. will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by any Representative on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company or Haynes Corp. might otherwise have.

          (b) Each of the Company and Haynes Corp. also jointly and severally agrees to indemnify and hold harmless PaineWebber Incorporated acting as qualified Independent Underwriter (the "Independent Underwriter") and each person, if any, who controls the Independent Underwriter within the meaning of
Section 15 of the Act or Section

20 of the Exchange Act, against any losses, claims, damages or liabilities incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rules 2720(b)(15)(A) through (b)(15)(G) of the Conduct Rules of the NASD in connection with the offering of the Notes, except for any losses, claims, damages, liabilities and judgments resulting from the Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

          (c) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use therein; provided, however, that the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Stockholder's Shares hereunder.

          (d) The Selling Stockholders also severally but not jointly agree to indemnify and hold harmless PaineWebber Incorporated acting as Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rules 2720(b)(15)(A) through (b)(15)(G) of the Conduct Rules of the NASD in connection with the offering of the Notes, except for any losses, claims, damages, liabilities and judgments resulting from the

Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

          (e) Each Underwriter will indemnify and hold harmless the Company, Haynes Corp., the Selling Stockholders, the directors, officers, employees and agents of the Company, Haynes Corp. or any Selling Stockholder, and each person, if any, who controls the Company, Haynes Corp. or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and Haynes Corp. to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company, by any Representative on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus or (ii) to the extent that any such loss, claims, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

          (f) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. If indemnity is sought pursuant to paragraph (e) of this Section 7, then in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and such control persons of the Independent Underwriter, such counsel, which shall be reasonably acceptable to the Company, shall be designated in writing by the Independent Underwriter.

          (g)(i) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to any indemnified party, each indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company, Haynes Corp., or the Selling Stockholders from persons other than the Underwriters, such as persons who control the Company or the Selling Stockholders within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which such indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares. The relative benefits received by the Company and Haynes Corp., each of the Selling Stockholders or the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Haynes Corp. or each of the Selling Stockholders or the total underwriting discounts and commissions received by the Underwriters, as the case may be, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Haynes Corp., the Selling Stockholders or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Selling Stockholders and the Underwriters agree that PaineWebber Incorporated will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering. The Company, Haynes Corp., the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(g) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(g) shall be deemed to include, for purpose of this Section 7(g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(g), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no Selling Stockholder shall be required to contribute any amount in excess of the aggregate purchase price received by such Selling Stockholder from the sale of such Stockholder's Shares hereunder. In addition, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(g) are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations to contribute as provided in this Section 7(g) are several and not joint.

          (ii) For purposes of this Section 7(g), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(g), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(g). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (h) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company, Haynes Corp. and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company and Haynes Corp. from the Representatives, without liability on the part of any Underwriter to the Company, Haynes Corp. or any Selling Stockholder, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company or Haynes Corp. shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives, the Company and the Committee for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company, Haynes Corp. or any Selling Stockholder for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company and the Committee shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company or Haynes Corp., at the office of the Company, 1020 West Park Avenue, P.O. Box 9013, Kokomo, Indiana 46904-9013,
Attention: Treasury Department, (b) if to any Selling Stockholder, _______________________, or (c) if to the Underwriters, to the Representatives c/o PaineWebber Incorporated at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, Haynes Corp. and the Selling Stockholders and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     With respect to any obligation of the Company, Haynes Corp. and the Selling Stockholders hereunder to make any payment, to indemnify for any liability or to reimburse for any expense, notwithstanding the fact that such obligation is a joint and several obligation of the Company and Haynes Corp., the Underwriters (or any other person to whom such payment, indemnification or reimbursement is owed) may pursue the Company or Haynes Corp. with respect thereto prior to pursuing any Selling Stockholder.

     All representations, warranties and agreements of the Company, Haynes Corp. and the Selling Stockholders contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

     Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company, Haynes Corp., the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives, the Company, Haynes Corp. and the Selling Stockholders.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, Haynes Corp., the Selling Stockholders and the several Underwriters.

                                    Very truly yours,

                                    HAYNES INTERNATIONAL, INC.


                                    By:  ________________________
                                    Title:


                                    HAYNES CORP.


                                    By:_________________________
                                    Title:


                                    THE SELLING STOCKHOLDERS NAMED
                                     IN SCHEDULE I ATTACHED HERETO

                                    By:  The Committee


                                    By:  _________________________


Confirmed as of the date first
above mentioned:


PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
            Incorporated
Acting on behalf of itself
themselves and as the
Representatives of the
other several Underwriters
named in Schedule II hereof.

By:  PAINEWEBBER INCORPORATED


By:  ________________________
      Title:

                                   SCHEDULE I

                              SELLING STOCKHOLDERS

                                                                    Total
  Name of                                                         Number of
  Selling                                                        Firm Shares
Stockholder                                                      to be Sold
- -----------                                                      ----------


Paul F. Troiano                                                  109,566
Schmidt & Co.                                                     17,757
OCM High Yield Trust                                               3,932
Master Pension Trust of
  Pacific Telesis Group                                            2,573
London Life Insurance Company                                      1,537
Nancy S. Milton                                                    1,129
Anne Hollingsworth Milton                                            847
Robert C. Milton III                                                 847
Howard Hughes Medical Institute                                      768
Hughes Aircraft Company Master
  Retirement Trust                                                   621
OCM High Yield Limited Partnership                                   395
San Diego County Employees'
  Retirement Association                                             305
Lawrence G. Kemp and Patricia
  Flynn Kemp                                                         169

                                   SCHEDULE II

                                  UNDERWRITERS




                                                        Number of
  Names of                                             Firm Shares
Underwriters                                         to be Purchased
- ------------                                         ---------------
PaineWebber Incorporated
Merrill Lynch, Pierce Fenner & Smith
            Incorporated



Total . . . . . . . . . . . . . . . . .                   ____________________


                                                                 _____________
                                                                 _____________

                                                                       EXHIBIT A

HAYNES INTERNATIONAL, INC.

- ---------------------

PRICE DETERMINATION AGREEMENT

July __, 1996


PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated July __, 1996 (the "Underwriting Agreement"), among Haynes International, Inc., a Delaware corporation (the "Company"), Haynes Corp., a Delaware corporation whose capital stock is wholly owned by the Company ("Haynes Corp."), the Selling Stockholders named in Schedule I thereto or hereto (the "Selling Stockholders") and the several Underwriters named in Schedule II thereto or hereto (the "Underwriters"), for whom PaineWebber Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company and the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of ______ shares (the "Firm Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

     The initial public offering price per share for the ______ Shares shall be $_______.

     The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

     Each of the Company and Haynes Corp. represents and warrants to each of the Underwriters that the representations and warranties of each of the Company and Haynes Corp. set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     The Selling Stockholders represent and warrant to each of the Underwriters that the representations and warranties of the Selling Stockholders set forth in
Section 4 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     This Agreement shall be governed by the law of the State of New York without regard to the conflict of laws principles of such State.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters, the Company, Haynes Corp. and the Selling Stockholders, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters, the Company, Haynes Corp. and the Selling Stockholders in accordance with its terms and the terms of the Underwriting Agreement.


                                    Very truly yours,


                                    HAYNES INTERNATIONAL, INC.


                                    By:_________________________
                                       Title:

                                    HAYNES CORP.


                                    By:_________________________
                                       Title:

                                        THE SELLING STOCKHOLDERS
                                        NAMED IN SCHEDULE I TO THE
                                        UNDERWRITING AGREEMENT

                                     By:  The Committee


                                           By:______________________


Confirmed as of the date
 first above mentioned:


PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
Acting on behalf of themselves
and as the Representatives
of the other several Underwriters
named in Schedule II hereof.

By:  PAINEWEBBER INCORPORATED


By:  ________________________
      Title:

                                                                       EXHIBIT B

                            POWER OF ATTORNEY

                       HAYNES INTERNATIONAL, INC.

                              Common Stock

Michael D. Austin
Joseph F. Barker
c/o Haynes International, Inc.
1020 West Park Avenue
Kokomo, Indiana  46904-9013

Dear Sirs:

     The undersigned understands that Haynes International, Inc., a Delaware corporation (the "Company"), has filed a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed public offering and sale by the Company, the undersigned (the "Selling Stockholder") and certain other selling stockholders of the Company's Common Stock, par value $.01 per share (the "Common Stock").

     The Selling Stockholder desires to sell certain shares of Common Stock and to include such shares among the shares covered by the Registration Statement. The number of shares of Common Stock which the undersigned desires to sell (the "Shares") are set forth beneath the signature of the Selling Stockholder below.

     Concurrently with the execution and delivery of this Power of Attorney, the undersigned is delivering to you, or requesting the Company to deliver to you, certificates for the Shares, which you are authorized to deposit with ____________, as custodian (the "Custodian"), pursuant to a custody agreement in the form attached as Attachment A hereto (the "Custody Agreement").

     1. In connection with the foregoing, the Selling Stockholder hereby makes, constitutes and appoints you collectively, and each of you, individually (a "Member") and each of your respective substitutes under Section 3 hereof, the true and lawful attorneys-in-fact of the undersigned (the Members or any of them or their respective substitutes, being herein referred to collectively as the "Committee"), with full power and authority, in the name and on behalf of the Selling Stockholder:

          (a) To enter into the Custody Agreement and deposit with the Custodian pursuant thereto the certificates for the Shares delivered to the Committee concurrently herewith;

          (b) For the purpose of effecting the sale of the Shares, to execute and deliver (i) an Underwriting Agreement (the "Underwriting Agreement"), by and among the Company, Haynes Corp., the other Selling Stockholders and the representatives (the "Representatives") of the several Underwriters (the "Underwriters") and (ii) a Price Determination Agreement (as defined in the Underwriting Agreement), by and among the Company, Haynes Corp., the other selling stockholders and the Representatives;

          (c) To endorse, transfer and deliver certificates for the Shares to or on the order of the Representatives or to their nominee or nominees, and to give such orders and instructions to the Custodian as the Committee may in its sole discretion determine with respect to (i) the transfer on the books of the Company of the Shares in order to effect such sale (including the names in which new certificates for such Shares are to be issued and the denominations thereof); (ii) the delivery to or for the account of the Representatives of the certificates for the Shares against receipt by the Custodian of the full purchase price to be paid therefor; (iii) the remittance to the Selling Stockholder of the Selling Stockholder's share of the proceeds, after payment of expenses described in the Underwriting Agreement, from any sale of Shares; and
(iv) the return to the Selling Stockholder of certificates representing the number of Shares (if any) deposited with the Custodian but not sold by the Selling Stockholder under the Registration Statement for any reason;

          (d) To retain Ice Miller Donadio & Ryan (who are also counsel to the Company) as legal counsel for the Selling Stockholders in connection with any and all matters referred to herein;

          (e) To take for the Selling Stockholder all steps deemed necessary or advisable by the Committee in connection with the registration of the Shares under the Act, including without limitation filing amendments to the Registration Statement, requesting acceleration of effectiveness of the Registration Statement, advising the Securities and Exchange Commission that the reason the Selling Stockholder is offering the Shares for sale is to diversify the Selling Stockholder's investments and to assist the Company in creating the public market for the Common Stock, informing said Commission that the Selling Stockholder has no knowledge of any material adverse information with regard to the current and prospective operations of the Company which is not stated in the Registration Statement, and such other steps as the Committee may in its absolute discretion deem necessary or advisable;

          (f) To make, acknowledge, verify and file on behalf of the Selling Stockholder applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the qualification of the Shares under the securities or Blue Sky laws of the jurisdictions in which the Shares are to be offered;

          (g) If necessary, to endorse (in blank or otherwise) on behalf of the Selling Stockholder the certificate or certificates representing the Shares, or a stock power or powers attached to such certificate or certificates; and

          (h) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings and, in general, to do all things and to take all action which the Committee in its sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of Shares, as fully as could the Selling Stockholder if personally present and acting.

     2. This Power of Attorney and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Company, the Representatives, the Underwriters and the other selling stockholders and, for the purpose of completing the transactions contemplated by this Power of Attorney, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the Selling Stockholder or by operation of law, whether by the death, disability, incapacity or liquidation of the Selling Stockholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary or fiduciaries), and if, after the execution hereof, the Selling Stockholder shall die or become disabled or incapacitated or is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Power of Attorney, the Committee shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or other event or events had not occurred and regardless of notice thereof.

     3. Each Member shall have full power to make and substitute any person in the place and stead of such Member, and the Selling Stockholder hereby ratifies and confirms all that each Member or substitute or substitutes shall do by virtue of these presents. All actions hereunder may be taken by any one Member or his substitute. In the event of the death, disability or incapacity of any Member, the remaining Member or Members shall appoint a substitute therefor.

     4. The Selling Stockholder hereby represents, warrants and covenants that:

          (a) All information furnished to the Company by or on behalf of the Selling Stockholder for use in connection with the preparation of the

Registration Statement is and will be true and correct in all material respects and does not and will not omit any material fact necessary to make such information not misleading;

          (b) The Selling Stockholder, having full right, power and authority to do so, has duly executed and delivered this Power of Attorney;

          (c) The Selling Stockholder has carefully reviewed the Registration Statement and will carefully review each amendment thereto immediately upon receipt thereof from the Company and will promptly advise the Company in writing if:

          (i) The name and address of the Selling Stockholder is not properly set forth in each preliminary prospectus (collectively, the "Preliminary Prospectus") contained in the Registration Statement and the prospectuses (collectively, the "Prospectus") contained in the Registration Statement at the time it becomes effective;

          (ii) The Selling Stockholder has reason to believe that (A) any information furnished to the Company by or on behalf of the Selling Stockholder for use in connection with the Registration Statement or the Prospectus or any Preliminary Prospectus is not true and complete; and (B) any Preliminary Prospectus, the Prospectus and any supplements thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii) The Selling Stockholder knows of any material adverse information with regard to the current or prospective operations of the Company or any of its Subsidiaries which is not disclosed in any Preliminary Prospectus, the Prospectus or the Registration Statement; or

          (iv) Except as indicated in the Prospectus, the Selling Stockholder knows of any arrangements made or to be made by any person, or of any transaction already effected, (A) to limit or restrict the sale of shares of the Common Stock during the period of the public distribution, (B) to stabilize the market for the Common Stock or (C) for withholding commissions, or otherwise to hold any other person responsible for the distribution of the Selling Stockholder's participation;

          (d) In connection with the offering of the Shares, the Selling Stockholder has not taken and will not take, directly or indirectly, any action intended to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares;

          (e) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, a Prospectus or other material permitted by the Act;

          (f) The Selling Stockholder will notify the Company in writing immediately of any changes in the foregoing information which should be made as a result of developments occurring after the date hereof and prior to the Closing Date under the Underwriting Agreement, and the Committee may consider that there has not been any such development unless advised to the contrary;

          (g) The Selling Stockholder has, and at the time of delivery of the Shares to the Representatives it will have, full power and authority to enter into this Power of Attorney, to carry out the terms and provisions hereof and to make all the representations, warranties and covenants contained herein; and

          (h) This Power of Attorney is the valid and binding agreement of the Selling Stockholder and is enforceable against the Selling Stockholder in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principals.

     5. The representations, warranties and covenants of the Selling Stockholder in this Power of Attorney are made for the benefit of, and may be relied upon by, the other selling stockholders, the Committee, the Company and its counsel, and their representatives, agents and counsel, the Custodian, the Underwriters and the Representatives.

     6. The Committee shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Power of Attorney given to it by the Selling Stockholder, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

     It is understood that the Committee assumes no responsibility or liability to any person other than to deal with the Shares deposited with it and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Committee makes no representations with respect to and shall have no responsibility for the Registration Statement, the Prospectus or any Preliminary Prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. The Selling Stockholder agrees to indemnify the Committee for and to hold the Committee harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Committee under this Power of Attorney, as well as the reasonable cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Member seeking indemnification. The Selling Stockholder agrees that the Committee may consult with counsel of its own choice (who may be counsel for the Company) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     It is understood that the Committee may, without breaching any express or implied obligation to the Selling Stockholder hereunder, release, amend or modify any other Power of Attorney granted by any other selling stockholder.

     7. It is understood that the Committee shall serve entirely without compensation.

     8. This Power of Attorney shall be governed by the laws of the State of New York without regard to the conflict of laws principles of such State.

     This Power of Attorney may be signed in two or more counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

     In case any provision in this Power of Attorney shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     This Power of Attorney shall be binding upon the Committee and the Selling Stockholder and the heirs, legal representatives, distributees, successors and assigns of the Selling Stockholder.

Dated:   July __, 1996

                                    Very truly yours,


                                    _____________________________*/


                                    _____________________________*/


                                    Signature(s) of Selling Stockholder(s)


                                    _____________________________
                                                (Address)

                                    SHARES TO BE SOLD:
                                    _____ shares of Common Stock


_______________________
*/     To be signed in exactly the same manner as the shares are registered.

ACKNOWLEDGED AND ACCEPTED:
THE COMMITTEE:


______________________________
Michael D. Austin


______________________________
Joseph F. Barker

                                                                    ATTACHMENT A

CUSTODY AGREEMENT


     CUSTODY AGREEMENT, dated July __, 1996, among National City Bank, as Custodian (the "Custodian"), and the persons listed on Annex I hereto (each a "Selling Stockholder" and collectively the "Selling Stockholders").

     Haynes Holdings, Inc., a Delaware corporation (together with its successors, the "Company"), has filed a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission to register for sale to the public under the Securities Act of 1933, as amended (the "Act"), shares of the Company's common stock, $.01 par value per share (the "Common Stock").

     The shares to be covered by the Registration Statement shall consist of (a) up to 2,300,000 shares of Common Stock to be sold by the Company and (b) up to 138,446 shares of Common Stock (the "Shares") to be sold by the Selling Stockholders.

     Each of the Selling Stockholders has executed and delivered a Power of Attorney (the "Power of Attorney") naming Michael D. Austin and Joseph F. Barker, and each of them, as his attorney-in-fact (the "Committee"), for certain purposes, including the execution, delivery and performance of this Agreement in his name, place and stead, in connection with the proposed sale by each Selling Stockholder of the number of Shares set forth opposite such Selling Stockholder's name in Annex I.

     1. A custody arrangement is hereby established by the Selling Stockholders with the Custodian with respect to the Shares, and the Custodian is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto authorized by the Committee.

     2. There are herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of, certificates representing the Shares, which certificates have been endorsed in blank or are accompanied by duly executed stock powers, in each case with all signatures guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or a member of the National Association of Securities Dealers, Inc. Such certificates are to be held by the Custodian for the account of the Selling Stockholders and are to be disposed of by the Custodian in accordance with this Agreement.

     3. The Custodian is authorized and directed by the Selling Stockholders:

          (a) To hold the certificates representing the Shares delivered by the Selling Stockholders in its custody;

          (b) On or immediately prior to the settlement date for any Shares sold pursuant to the Registration Statement (the "Closing Date"), to cause such Shares to be transferred on the books of the Company into such names as the Custodian shall have been instructed by the representatives (the "Representatives") of the several Underwriters (the "Underwriters"); to cause to be issued, against surrender of the certificates for the Shares, a new certificate or certificates for such Shares, free of any restrictive legend, registered in such name or names; to deliver such new certificates representing such Shares to the Representatives, as instructed by the Representatives on the Closing Date for their account or accounts against full payment therefor; and to give receipt for such payment; and

          (c) To disburse such payments in the following manner: (i) to itself, as agent for the Selling Stockholders, a reserve amount to be designated in writing by the Committee from which amount the Custodian shall pay, as soon as reasonably practicable, (A) the Selling Stockholders' proportionate share of all amounts payable by them pursuant to the terms of the Underwriting Agreement by and among the Company, the Selling Stockholders and the Representatives or any agreement among the Company and the Selling Stockholders, and (B) any applicable stock transfer taxes; and (ii) to each Selling Stockholder, pursuant to the written instructions of the Committee, (A) on the Closing Date, a sum equal to the share of the proceeds to which such Selling Stockholder is entitled, as determined by the Committee, less the reserve amount designated by any Committee, and (B) promptly after all proper charges, disbursements, costs and expenses shall have been paid, any remaining balance of the amount reserved under clause (i) above. Before making any payment from the amount reserved under clause (i) above, except payments made pursuant to subclause (B) of clause (ii) above, the Custodian shall request and receive the written approval of the Committee. To the extent the expenses referred to in subclause (A) of clause (i) above exceed the amount reserved, the Selling Stockholders shall remain liable for their proportionate share of such expenses.

     The Custodian shall return to such Selling Stockholder certificates representing the number of Shares (if any) deposited with the Custodian but not sold for any reason by the Selling Stockholder under the Registration Statement as soon as practicable after the termination of the offering of the Shares but in any event no later than December 31, 1996. Certificates returned to any Selling Stockholder shall be returned with any related stock powers, and any new certificates issued to the Selling Stockholders with respect to such Shares shall bear any appropriate legend reflecting the unregistered status thereof under the Act.

     4. This Agreement is for the express benefit of the Company and the Selling Stockholders, the Underwriters and the Representatives. The obligations and authorizations of the Selling Stockholders hereunder are irrevocable and shall not be terminated by any act of any Selling Stockholder or by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which any Selling Stockholder is acting as a fiduciary or fiduciaries), and if after the execution hereof any Selling Stockholder shall die or become disabled or incapacitated or is liquidated, or if any other event or events shall occur before the delivery of such Selling Stockholder's Shares hereunder to the Representatives, such Shares shall be delivered to the Representatives in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

     5. Until payment of the purchase price for the Shares has been made to the Selling Stockholders or to the Custodian, the Selling Stockholders shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) the number of Shares delivered by each of them to the Custodian hereunder. Until such payment in full has been made or until the offering of Shares has been terminated, each Selling Stockholder agrees that it will not give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Shares and any interests therein.

     6. The Custodian shall assume no responsibility to any person other than to deal with the certificates for the Shares and the proceeds from the sale of the Shares represented thereby in accordance with the provisions hereof, and the Selling Stockholders, severally and not jointly, hereby agree to indemnify the Custodian for and to hold the Custodian harmless against any and all losses, claims, damages or liabilities incurred on its part arising out of or in connection with it acting as the Custodian pursuant hereto, as well as the cost and expenses of investigating and defending any such losses, claims, damages or liabilities, except to the extent such losses, claims, damages or liabilities are due to the negligence or bad faith of the Custodian. The Selling Stockholders agree that the Custodian may consult with counsel of its own choice (who may be counsel for the Company), and the Custodian shall have full and complete authorization and protection for any action taken or suffered by the Custodian hereunder in good faith and in accordance with the opinion of such counsel.

     7. Each of the Selling Stockholders, jointly and not severally, hereby represents and warrants that: (a) it has, and at the time of delivery of its Shares to the Representatives it will have, full power and authority to enter into this Agreement and the Power of Attorney, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties and agreements contained herein and therein; and (b) this Agreement and the Power of Attorney are the valid and binding agreements of such Selling Stockholder and are enforceable against such Selling Stockholder in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principals.

     8. The Custodian's acceptance of this Agreement by the execution hereof shall constitute an acknowledgment by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Agreement in accordance with its terms.

     9. The Custodian shall be entitled to act and rely upon any statement, request, notice or instruction with respect to this Agreement given to it on behalf of each of the Selling Stockholders if the same shall be made or given to the Custodian by the Committee, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

     10. This Agreement may be executed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Execution by the Custodian of one counterpart hereof and its delivery thereof to the Committee shall constitute the valid execution of this Agreement by the Custodian.

     11. This Agreement shall be binding upon the Custodian, each of the Selling Stockholders and the respective heirs, legal representatives, distributees, successors and assigns of the Selling Stockholders.

     12. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles of such State.

     13. Any notice given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter: (i) if to a Selling Stockholder, to his address set forth in Annex I; and (ii) if to the Custodian, to it at
___________________.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    ________________________
                                    _______________________,
                                    as Custodian


                                    THE SELLING STOCKHOLDERS
                                    LISTED IN ANNEX I HERETO:

                                    By:  The Committee


                                    By:_____________________

                                                                         Annex I


Names and Addresses of
 Selling Stockholders                               Shares to be Sold
 --------------------                               -----------------






                                                   __________________
Total.........................................
                                                   ______________
                                                   ______________

                                                                       EXHIBIT C

July____, 1996


PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH,
            Incorporated
 As Representatives of the
 several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019


Dear Sirs:

     In consideration of the agreement of the several Underwriters, for which PaineWebber Incorporated and Merrill Lynch, Pierce, Fenner & Smith, Incorporated (the "Representatives") intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of 2,438,446 shares of Common Stock, par value $.01 per share (the "Common Stock") of Haynes International, Inc., a Delaware corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-5203), the undersigned hereby agrees that the undersigned will not, for a period of 180 days after the commencement of the public offering of such shares, without the prior written consent of PaineWebber Incorporated for the Representatives, offer to sell, sell, contract to sell, grant any option to sell, pledge, sell any contract or option to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) (other than shares of Common Stock acquired pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements).


                                    Very truly yours,

                                By:________________________

                                Print Name: ________________________

                                                                       EXHIBIT D

Form of Opinion of
Counsel to the Company

     Each of Company and its subsidiaries incorporated in the United States is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company or Haynes Corp. is the sole record owner and, to our knowledge, the sole beneficial owner of all of the capital stock of each of its subsidiaries.

     All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right that has not been exercised or waived under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of Delaware,
(ii) the Company's amended certificate of incorporation or by-laws or (iii) any instrument, document, contract or other agreement referred to in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to the Registration Statement. Except as described in the Registration Statement or the Prospectus, to the best of our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

     No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance by the Company and Haynes Corp. of the Underwriting Agreement among the Company, Haynes Corp., the Selling Stockholders and the Representatives dated July , 1996 (together with the related Price Determination Agreement of same date, the "Agreement") or in connection with the taking by the Company or Haynes Corp. of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or "Blue

Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

     The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The terms and conditions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus. The form of certificate used to evidence the Common Stock is in due and proper form and complies with the Delaware General Corporation Law.

     The Registration Statement and the Prospectus as of the Effective Date and the Closing Date complied in all material respects as to form with the requirements of the Act and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

     To our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement, and to our knowledge no material default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

     To our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

     To our knowledge, neither the Company nor Haynes Corp. is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have a material adverse effect upon the operations, business or assets of the Company and its subsidiaries, taken as a whole.

     All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown by the Act or the Rules and Regulations.

     Each of the Company and Haynes Corp. has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the each of the Company and Haynes Corp. To the extent governed by Indiana law or the Delaware General Corporation Law, the Agreement is a valid and binding agreement of each of the Company and Haynes Corp. and, except for the indemnification and contribution provisions thereof, as to which we express no opinion, is enforceable against each of the Company and Haynes Corp. in accordance with the terms thereof, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     The execution and delivery by each of the Company and Haynes Corp. of, and the performance by each of the Company and Haynes Corp. of its agreements in, the Agreement, the Debt Purchase Agreement (as defined in the Agreement) and, with respect to Haynes Corp. only, the Indenture (as defined in the Prospectus) do not and will not (i) violate the certificate of incorporation or by-laws of either the Company or Haynes Corp., (ii) to our knowledge breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, including without limitation any contract or other agreement relating to the Existing Indebtedness and the New Credit Facility, (y) any voting trust arrangement or any contract or other agreement that restricts the ability of the Company or any of its subsidiaries to issue securities and of which we have knowledge or (z) any Document filed as an exhibit to the Registration Statement, (iii) to our knowledge breach or otherwise violate any existing obligation of either the Company or Haynes Corp. under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of the Delaware General Corporation Law or any statute or regulation in the State of Indiana or of the United States, which violation, breach or default would have a material adverse affect on the general affairs, business, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

     Delivery of certificates for the Shares will transfer valid and marketable title thereto to each Underwriter that has purchased such Shares in good faith and without any notice of any adverse claim with respect thereto.

     Neither the Company nor Haynes Corp. is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     Nothing has come to our attention in the course of our representation of the Company that would cause us to conclude that the information contained in the Registration Statement under the caption "Risk Factors--Potential Costs of Environmental Compliance," the last paragraph under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and the caption "Business--Environmental Matters" includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.






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

     We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Act and that, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

     We hereby further confirm to you that to our knowledge there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against either the Company or Haynes Corp. or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Agreement, the Debt Purchase Agreement or the Indenture,
(ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement,
(iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except for litigation described in the Registration Statement, seek money damages in excess of $1 million or seek to impose criminal penalties upon the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such and of which we have knowledge or (v) seek to enjoin any of the business activities of the Company or any of its subsidiaries or the transactions described in the Prospectus and of which we have knowledge.

     We have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, nothing has come to our attention that causes us to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement, or any amendment thereto, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

     The foregoing opinion is subject to the qualification that the enforceability of the Agreement, the Debt Purchase Agreement and the Indenture may be: (i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

     This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person.

     In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States, the State of Delaware and the State of Indiana, and as to matters of fact, upon certificates of officers of the Company or Haynes Corp. and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.


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

                                                                       EXHIBIT E

Form of Opinion
of Counsel to the
Selling Stockholders


     Each of the Selling Stockholders has full power and authority to enter into the Underwriting Agreement dated July _____, 1996 among the Company, Haynes Corp. and the Representatives (together with the Price Determination Agreement of the same date, the "Agreement") and the Agreement and Power of Attorney and to sell, transfer and deliver such Shares pursuant to the Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery of the Agreement and the Agreement and Power of Attorney on behalf of each of the Selling Stockholders has been given. The delivery of the Shares on behalf of the Selling Stockholders pursuant to the terms of the Agreement and payment therefor by the Underwriters will transfer good and marketable title to the Shares to the several Underwriters purchasing the Shares, free and clear of all liens, encumbrance and claims whatsoever.

     Each of the Agreement and the Agreement and Power of Attorney has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders, is a valid and binding agreement of each Selling Stockholder and, except for the indemnification and contribution provisions of the Agreement, the Agreement and the Agreement and Power of Attorney are enforceable against the Selling Stockholders in accordance with the terms thereof.

     No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by or on behalf of the Selling Stockholders, in connection with the execution, delivery and performance of the Agreement and the Agreement and Power of Attorney by or on behalf of the Selling Stockholders or in connection with the taking by or on behalf of the Selling Stockholders of any action contemplated thereby have been obtained and are in full force and effect, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Stockholders.

     The execution and delivery by the Selling Stockholders of, and the performance by the Selling Stockholders of their agreements in, the Agreement and the Agreement and Power of Attorney, do not and will not (i) violate the certificate of incorporation or by-laws of any corporate Selling Stockholder,
(ii) breach or result in a
default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of any Selling Stockholder pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust arrangement or any contract or other agreement to which any Selling Stockholder is a party that restricts the ability of any such Selling Stockholder to issue securities and of which we have knowledge or (2) any other contract or other agreement of which we have knowledge, (iii) breach or otherwise violate any existing obligation of any Selling Stockholder under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in the States of Delaware, Indiana or Louisiana or of the United States.

     There are no transfer or similar taxes payable in connection with the sale and delivery of the Shares by the Selling Stockholders to the several Underwriters, except as specified in such opinion.

     The foregoing opinion is subject to the qualification that the enforceability of the Agreement and the Agreement and Power of Attorney may be:
(i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person[, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 6(g) of the Agreement.]

     In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States, the General Corporation Law of the State of Delaware and the laws of the State of Indiana, and as to matters of fact, upon certificates of the Selling Stockholders and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.


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